Exhibit 10.16

PIVOTAL SOFTWARE, INC.
EMPLOYEE STOCK PURCHASE PLAN

Section 1.                               Purpose.  This Pivotal Software, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of Pivotal Software, Inc. (the “Company”) and the Participating Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The Plan has two components: (a) one component (the “423 Component”) is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code, and the Plan will be interpreted in a manner that is consistent with that intent, and (b) the other component (the “Non-423 Component”), which is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, authorizes the grant of Options pursuant to rules, procedures or sub-plans adopted by the Committee that are designed to achieve tax, securities laws or other objectives for Eligible Employees. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Section 2.                               Definitions.

(a)                        “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b)                        “Board” means the Board of Directors of the Company.

(c)                         “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code includes any successor provision thereto.

(d)                        “Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” will refer to the Board.

(e)                         “Compensation” means all base salary and wages paid to an Eligible Employee by the Company or a Participating Company as compensation for services to the Company or Participating Company, including overtime, vacation pay, holiday pay, parental leave pay, jury duty pay and funeral leave pay, but excluding car allowances, transit payments, relocation assistance, reimbursements (such as travel expenses, financial planning, tuition assistance, adoption assistance and similar reimbursements and advances), imputed income, cost-of-living allowances, tax gross-ups, nonqualified deferred compensation plan payments, severance or termination pay, third party sick pay, income relating to equity or equity-based compensation, cash incentive compensation, commissions, special cash awards or bonuses (such as recognition awards or referral bonuses), and other irregular and special payments that are non-recurring.

(f)                          “Contribution Limit” means, with respect to an Offering Period, the lesser of (i) 15% of an Eligible Employee’s Compensation for such Offering Period or (ii) $7,500.

(g)                         “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(h)                        “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.

(i)                            “Effective Date” means the date on which the registration statement covering the initial public offering of the Shares is declared effective by the Securities and Exchange Commission.

(j)                           “Eligible Employee” means an Employee who is customarily employed for at least 20 hours per week and more than five months in any calendar year; provided, however, that the Committee retains the discretion to determine which Eligible Employees may participate in an Offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f). Notwithstanding the foregoing, the Committee may exclude from participation in the Plan, or from any Offering, Employees who are “highly compensated employees” of the Company or a Participating Company (within the meaning of Section 414(q) of the Code).

(k)                        “Employee” means any person who renders services to the Company or a Participating Company as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on military leave, sick leave, parental leave or other leave of absence approved by the Company or a Participating Company that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(l)                            “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering.

(m)                    “ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions on a Purchase Date are held on behalf of a Participant.

(n)                        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act includes any successor provision thereto.

(o)                        “Fair Market Value” means, as of any date, the closing price of a Share on the Trading Day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, which determination will be conclusive and binding on all persons; provided that, with respect to the Initial Offering Period, the Fair Market Value of a Share on the Grant Date will be the price at which Shares are offered to the public by the Company’s underwriters pursuant to the registration statement covering the initial public offering of Shares.

(p)                        “Grant Date” means, with respect to (i) each Offering Period other than the Initial Offering Period, the first Trading Day of such Offering Period, or (ii) the Initial Offering Period, the Effective Date.

(q)                        “Initial Offering Period” means the Offering Period commencing on the Effective Date and ending on January 10, 2019.

(r)                           “Offering” means the grant of Options to purchase Shares under the 423 Component or the Non-423 Component of the Plan to Eligible Employees under terms approved by the Committee.

(s)                          “Offering Period” means the duration of an Offering as established by the Committee; provided that the duration of an Offering Period may not exceed 27 months; provided further that, unless otherwise determined by the Committee, each Offering Period (other than the Initial Offering Period) will have a duration of six months commencing on January 11 or July 11 and ending on July 10 or January 10.

(t)                           “Option” means an option to purchase Shares granted under the Plan.

(u)                        “Participant” means an Eligible Employee who is actively participating in the Plan.

(v)                        “Participating Companies” means the Subsidiaries and Affiliates that have been designated as eligible to participate in the Plan, and such other Subsidiaries and Affiliates that may be designated by the Committee from time to time in its sole discretion. For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies; provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component.  The Committee may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders of the Company.

(w)                      “Plan” means this Pivotal Software, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(x)                        “Purchase Date” means one or more dates during an Offering Period, as established by the Committee, on which Options will be exercised and purchases of Shares will be carried out in accordance with the Offering; provided that, unless otherwise determined by the Committee, each Offering Period will have one Purchase Date on the last Trading Day of such Offering Period.

(y)                        “Purchase Price” means an amount equal to the lesser of (i) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Grant Date or (ii) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Purchase Date; provided that the Purchase Price per Share will in no event be less than the par value of the Shares.

(z)                         “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act includes any successor provision thereto.

(aa)                 “Share” means a share of the Company’s Class A common stock, $0.01 par value.

(bb)                 “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary will be made in accordance with Section 424(f) of the Code.

(cc)                   “Trading Day” means any day on which the national stock exchange upon which the Shares are listed is open for trading or, if the Shares are not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

(dd)                          “Treasury Regulation” means the Treasury regulations of the Code.  Any reference to a provision in a Treasury regulation includes any successor provision thereto.

Section 3.                               Administration.

(a)                        Administration of Plan.  The Plan will be administered by the Committee, which will have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration, and take any other actions necessary or desirable for the administration of the Plan, including without limitation adopting sub-plans or special rules applicable to Participants in particular Participating Companies or locations, which sub-plans or special rules may be designed to be outside the scope of Section 423 of the Code and under the Non-423 Component. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee will be final and binding on all persons. All expenses of administering the Plan will be borne by the Company. Notwithstanding anything in the Plan to the contrary and without limiting the generality of the foregoing, the Committee will have the authority to change the minimum and maximum amounts of Compensation for payroll deductions pursuant to Section 5(a), the frequency with which a Participant may elect to change his or her rate of payroll deductions pursuant to Section 5(b), the dates by which a Participant is required to submit an Enrollment Form pursuant to Sections 5(b) and 9(a), and the effective date of a Participant’s withdrawal due to termination or transfer of employment or change in status pursuant to Section 10, and the withholding procedures pursuant to Section 18(l) .

(b)                        Delegation of Authority.  To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate some or all of its authority under the Plan to (i) one or more officers of the Company and (ii) one or more committees of the Board.

Section 4.                               Eligibility.

(a)                        Eligibility Generally.  Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the last day of the enrollment period designated by the Committee for a particular Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. For clarity, unless otherwise determined by the Committee, an individual who first becomes an Eligible Employee after the last day of the enrollment period designated by the Committee for a particular Offering Period will not be eligible to participate in such Offering Period.

(b)                        Limitations on Eligibility.  Notwithstanding any provision of the Plan to the contrary, no Eligible Employee will be granted an Option under the 423 Component of the Plan if (i) immediately after the grant of such Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries and Affiliates to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

Section 5.                               Participation.

(a)                        Enrollment; Payroll Deductions.  An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least 1% of his or her Compensation, but not more than the applicable Contribution Limit, on each payday occurring during an Offering Period. Payroll deductions will begin as soon as practicable following the Grant Date and end on the latest practicable payroll date on or before the last Purchase Date in the Offering. The Company will maintain records of all payroll deductions but will have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account, except as may be required by applicable law. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Committee in its discretion), the Committee may permit Participants to contribute to the Plan by such other means as determined by the Committee. Any reference to “payroll deductions” in this Section 5(a) (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 5(a).

(b)                        Election Changes.  During an Offering Period, a Participant may decrease (but not increase) his or her rate of payroll deductions applicable to such Offering Period only once; provided that during the Initial Offering Period, a Participant may decrease (but not increase) his or her rate of payroll deductions twice. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions, which change will become effective 10 business days after the date on which the Participant submits such new Enrollment Form. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least 10 business days before the start of the next Offering Period.

(c)                         Automatic Re-enrollment.  The deduction rate selected in the Enrollment Form will remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 5(b), (ii) withdraws from the Plan in accordance with Section 9, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan in accordance with Section 10.

(d)                        Automatic Enrollment for Initial Offering Period.  Each person who, on the Effective Date, is an Eligible Employee will automatically become a Participant in the Offering for the Initial Offering Period. Each such Participant will be required to submit an Enrollment Form within 10 business days after the Company files a registration statement on Form S-8 for the Shares offered under the Plan. Any such Participant who does not timely submit such Enrollment Form will be deemed to have withdrawn from the Offering for the Initial Offering Period pursuant to Section 9.

Section 6.                               Grant of Option.  On the Grant Date of an Offering Period, each Participant in the Offering will be granted an Option to purchase, on each Purchase Date during such Offering Period, a number of Shares determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price. In connection with each Offering, the Committee may specify (a) a maximum number of Shares that may be purchased by any Participant on any Purchase Date in such Offering, (b) a maximum aggregate number of Shares that may be purchased by all Participants in such Offering, and (c) if such Offering contains more than one Purchase Date, a maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date in such Offering.

Section 7.                               Exercise of Option.

(a)                        A Participant’s Option will be exercised automatically on each Purchase Date in each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole Shares that can be purchased with the amounts in the Participant’s notional account. Notwithstanding the foregoing, unless otherwise determined by the Committee, if on any Purchase Date in an Offering Period the maximum number of whole Shares that can be purchased with the amounts in a Participant’s notional account (when aggregated with the number of Shares purchased by the Participant on any previous Purchase Dates in such Offering Period) would exceed 3,000 Shares, then on such Purchase Date, the Participant’s accumulated payroll deductions will be used to purchase a number of Shares equal to 3,000 less the number of Shares, if any, previously purchased by the Participant in such Offering Period, and the amount remaining in such account immediately following the purchase of such Shares will be applied toward the purchase of Shares on the next Purchase Date, subject to earlier withdrawal by the Participant in accordance with Section 9 or termination or transfer of employment or change in employment status in accordance with Section 10.

(b)                        No fractional Shares may be purchased, but any amount remaining in the Participant’s notional account immediately following the purchase of Shares on a Purchase Date will be returned to the Participant as soon as administratively practicable. If a Participant has more than one Option outstanding under the Plan, an Option with a lower exercise price (or an earlier-granted Option, if different Options have identical exercise prices) will be exercised to the fullest possible extent before an Option with a higher exercise price (or a later-granted Option if different Options have identical exercise prices) will be exercised.

Section 8.                               Transfer of Shares.  As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the Shares purchased on exercise of his or her Option. The Committee may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the Shares be retained with such Designated Broker for a specified period of time.

Section 9.                               Withdrawal.

(a)                        Withdrawal Procedure.  A Participant may withdraw from an Offering at any time prior to the last day of the Offering Period by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw. The accumulated payroll deductions held on behalf of the Participant in his or her notional account (that have not been used to purchase Shares) will be paid to the Participant as soon as administratively feasible following such withdrawal, and the Participant’s Option will be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 5(a).

(b)                        Effect on Succeeding Offering Periods.  A Participant’s election to withdraw from an Offering Period will not have any effect on his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

Section 10.                        Termination of Employment; Change in Employment Status; Transfer of Employment.

(a)                        Notwithstanding Section 9, on termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan effective as of the date of such termination of employment or change in status, the accumulated payroll deductions remaining in the Participant’s notional account as of such effective date will be returned to the Participant (or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 16) as soon as administratively practicable, and the Participant’s Option will be automatically terminated.

(b)                        Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code.  If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component.

Section 11.                        Interest.  No interest will accrue on or be payable with respect to the payroll deductions of a Participant under the Plan, except as may be required by applicable law.

Section 12.                        Shares Reserved for Plan.

(a)                        Number of Shares.  Subject to adjustment in accordance with Section 17, the maximum number of Shares available for issuance under the Plan will not exceed in the aggregate 2,800,000 Shares. The Shares may be newly issued Shares, treasury Shares or Shares acquired on the open market. The total number of Shares available for issuance under the Plan will be increased on the first day of each Company fiscal year following the Effective Date in an amount equal to the least of (i) 5,500,000 Shares, (ii) 1% of the aggregate number of Shares and shares of Class B common stock of the Company outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year and (iii) such number of Shares as determined by the Board in its discretion. If any Option terminates for any reason without having been exercised, the Shares not purchased under such Option will again become available for issuance under the Plan.

(b)                        Oversubscribed Offerings.  In the event that, on a particular Purchase Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan or, if applicable, the maximum aggregate number of Shares that may be purchased by all Participants in such Offering or on such Purchase Date, the Company will make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

Section 13.                        Transferability.  No payroll deductions credited to a Participant, and no rights with respect to the exercise of an Option or to receive Shares hereunder, may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution, or as provided in Section 16). Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts will be without effect.

Section 14.                        Application of Funds.  To the extent permitted by applicable law, all payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be required to segregate such payroll deductions or contributions.

Section 15.                        Statements.  Each Participant will be provided with statements at least annually, which will set forth the contributions made by the Participant to the Plan, the Purchase Price of any Shares purchased with accumulated funds, the number of Shares purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

Section 16.                        Designation of Beneficiary.  If permitted by the Committee, a Participant may file, on forms supplied by the Committee, a written designation of beneficiary who, in the event of the Participant’s death, is to receive any Shares from the Participant’s ESPP Share Account or any cash credited to the Participant’s notional account.

Section 17.                        Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

(a)                        Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the Company’s structure affecting the Shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of Shares and class of Shares that may be issued under the Plan, the Purchase Price per Share and the number of Shares covered by each outstanding Option, and the numerical limits under Section 6 and Section 12.

(b)                        Dissolution or Liquidation.  Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s Option will be exercised automatically on such date, unless before such date the Participant has withdrawn from the Offering in accordance with Section 9.

(c)                         Corporate Transaction.  In the event of a Corporate Transaction, each outstanding Option will be assumed or an equivalent Option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute such Option, the Offering Period with respect to which such Option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s Option will be exercised automatically on such date, unless before such date the Participant has withdrawn from the Offering in accordance with Section 9. Notwithstanding the foregoing, in the event of a Corporate Transaction, the Committee may elect to terminate all outstanding Offering Periods in accordance with Section 18(i).

Section 18.                        General Provisions.

(a)                        Equal Rights and Privileges Under 423 Component.  Notwithstanding any provision of the Plan to the contrary, and in accordance with Section 423 of the Code, all Eligible Employees who are granted Options under the 423 Component of the Plan will have the same rights and privileges.

(b)                        No Right to Continued Service.  Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(c)                         Rights as Shareholder.  A Participant will become a shareholder with respect to the Shares that are purchased pursuant to Options granted under the Plan when the Shares are transferred to the Participant’s ESPP Share Account as provided in Section 8. A Participant will have no rights as a shareholder with respect to Shares for which an election to participate in an Offering Period has been made until the Participant becomes a shareholder as provided herein.

(d)                        Successors and Assigns.  The Plan will be binding on the Company and its successors and assigns.

(e)                         Entire Plan.  This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f)                          Compliance with Law.  The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Shares will not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of the Shares pursuant thereto will comply with all applicable provisions of law, including without limitation the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed.

(g)                         Notice of Disqualifying Dispositions Under 423 Component.  Each Participant will give the Company prompt written notice of any disposition or other transfer of Shares acquired pursuant to the exercise of an Option acquired under the 423 Component of the Plan, if such disposition or transfer is made within two years after the Grant Date or within one year after the Purchase Date.

(h)                        Term of Plan.  The Plan will become effective on the Effective Date and, unless terminated earlier pursuant to Section 18(i), will have a term of ten years.

(i)                            Amendment or Termination.  The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Shares have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase Shares will be returned to Participants as soon as administratively practicable.

(j)                           Applicable Law.  The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

(k)                        Shareholder Approval.  The Plan will be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

(l)                            Withholding.  To the extent required by applicable Federal, state, local or foreign law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. At any time, the Company or any Subsidiary or Affiliate may, but will not be obligated to, withhold from a Participant’s compensation the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or early disposition of Shares by such Participant. In addition, the Company or any Subsidiary or Affiliate may, but will not be obligated to, withhold from the proceeds of the sale of Shares or any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any Shares under the Plan until such obligations are satisfied.

(m)                    Severability.  If any provision of the Plan for any reason is held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision hereof, and the Plan will be construed as if such invalid or unenforceable provision were omitted.

(n)                        Headings.  The headings of sections herein are included solely for convenience and will not affect the meaning of any of the provisions of the Plan.